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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-122208 on Form S-1 of Great Wolf Resorts, Inc. of our report on the combined financial statements of Great Lakes Predecessor dated November 24, 2004 (December 20, 2004 as to Note 12)(which report expresses an unqualified opinion and includes an explanatory paragraph relating to (1) the adoption of SFAS
No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," and (2) the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and an explanatory paragraph relating to the restatement described in Note 11), and of our report on the balance sheet of Great Wolf Resorts, Inc. dated July 25, 2004 (December 20, 2004 as to Note 2), appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the headings "Summary Financial and Other Data," "Selected Financial and Other Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
February 10, 2005